EXHIBIT 23
     HOWELL CORPORATION
     Independent Auditors' Consent

To Howell Corporation:

     We consent to the incorporation by reference in Registration Statement No. 33-28389 of Howell Corporation on
Form S-8 of our report dated February 27, 1995, appearing in this Annual Report on Form 10-K of Howell Corporation for the year ended December 31, 1994.



DELOITTE & TOUCHE LLP

Houston, Texas
March 15, 1995